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                                                                    EXHIBIT 11

                              GB FOODS CORPORATION

                        CALCULATION OF EARNINGS PER SHARE




                                                                      December 31,
                                               ----------------------------------------------------------
                                                     1997                 1996                 1995
                                               -----------------    ------------------    ---------------
     Basic Earnings per share:
     -------------------------
     Numerator
         Net income (loss)                     $      853,712       $      (48,445)       $  (1,922,446)
                                               =================    ==================    ===============

     Denominator
     -----------
        Basic weighted average number of
        common shares outstanding during the
        period                                      6,471,262            6,356,287            6,161,244
                                               =================    ==================    ===============

     Basic net income (loss) per share         $          .13       $         (.01)       $        (.31)
                                               =================    ==================    ===============

     Diluted Earnings per share:
     ---------------------------

     Numerator
     ---------
        Net income (loss)                      $      853,712       $      (48,445)       $  (1,922,446)
                                               =================    ==================    ===============

     Denominator
     -----------
        Basic weighted average number of
        common shares outstanding during the
        period                                      6,471,262            6,356,287            6,161,244

     Incremental common shares
       attributable to exercise of:
                  outstanding options                 140,225                    -                    -
                  outstanding warrants              1,140,434                    -                    -
                                               -----------------    ------------------    ---------------
                                                    1,280,659                    -                    -

                                               -----------------    ------------------    ---------------
     Diluted weighted average shares                7,751,921            6,356,287            6,161,244
                                               =================    ==================    ===============

     Diluted net income (loss) per share       $          .11       $         (.01)       $        (.31)
                                               =================    ==================    ===============
